SELLERS' RELEASE

         This Sellers' Release ("Release") is executed and delivered in accordance with Section 2.3(a)(ii) of that certain Purchase Agreement dated June __, 2001 ("Agreement"), by Fishing Buddy, Inc., a Nevada corporation ("Buyer"), and Dean Mostad and Scott Radig, (collectively, "Sellers"). Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

         Each Seller acknowledges that execution and delivery of this Release is a condition to Buyer's obligation to purchase the units of membership interest in Fishing Buddy LLC pursuant to the Agreement and that Buyer is relying on this Release in consummating such purchase.

         Each Seller, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and intending to be obligated legally, in order to induce Buyer to purchase the units of membership interest in Fishing Buddy LLC pursuant to the Agreement, hereby agrees as follows:

         Each Seller, on behalf of himself and each of his Related Persons, hereby forever and irrevocably releases, acquits and discharges the Buyer and Fishing Buddy LLC, and each of them, and each of their respective individual, joint or mutual, past, present and future Representatives, affiliates, stockholders, controlling persons, Subsidiaries, successors and assigns (individually, a "Releasee" and, collectively, "Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, Contracts, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such Seller or any of such Seller's Related Persons now has, have ever had or may hereafter have against the Releasees resulting contemporaneously from or prior to the Effective Date or on account of or resulting from any matter, cause or event occurring contemporaneously with or prior to the Effective Date, including, but not limited to, any rights to indemnification or reimbursement from Fishing Buddy LLC, whether pursuant to its Organizational Documents, Contract or otherwise and whether or not relating to claims pending on, or asserted after, the Effective Date; provided, however, that nothing specified in this Release shall operate to release any obligations of Buyer created by the Agreement.




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         Each Seller hereby irrevocably shall refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding against any Releasee, based upon any matter released or purported to be released by this Release.

         Without in any way limiting any of the rights and remedies otherwise available to any Releasee, each Seller, jointly and severally, shall indemnify and hold harmless each Releasee from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, resulting directly or indirectly from or in connection with (i) the assertion by or on behalf of such Seller or any of such Seller's Related Persons of any claim or other matter purported to be released pursuant to this Release and (ii) the assertion by any third party of any claim or demand against any Releasee which claim or demand resulting directly or indirectly from, or in connection with, any assertion by or on behalf of such Seller or any of such Seller's Related Persons against such third party of any claims or other matters purported to be released pursuant to this Release.

         Each Seller, on behalf of himself and each of his Related Persons, agrees that there is a risk that, subsequent to the execution and delivery of this Release, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Release. It is specifically agreed however, that the releases specified in this Release are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Releases are made. Each Seller voluntarily, intentionally and expressly forever and irrevocably waives the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:




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         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES
KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECTUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         If any provision of this Release is determined to invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release determined to invalid or unenforceable only in part will remain in full force and effect to the extent not determined to be invalid or unenforceable.

         This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed pursuant to the laws of the State of Nevada, without regard to principles of conflicts of law, and in furtherance of such purpose the undersigned stipulates that this Release was entered into in the State of California.

         All words used in this Release will be construed to be of such gender or number as the circumstances require.

IN WITNESS WHEREOF, each of the undersigned have executed and delivered this Release effective as of the 5th day of July 2001.


/s/ Dean Mostad                             /s/ Scott Radig
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Dean Mostad                                 Scott Radig